EX-99.(28)(j)(5)

POWER OF ATTORNEY

I, Mark E. Carver, President of The UBS Funds and SMA Relationship Trust (each a “Trust”), hereby constitute and appoint Mark F. Kemper, Keith A. Weller, Eric Sanders, Jana L. Cresswell and Jamie M. Gershkow and each of them singly, my true and lawful attorney, with full power to sign for me, in my name and in my capacity as President of the Trusts, any amendments to the current registration statements of the Trusts on Form N-1A (as filed with the U.S. Securities and Exchange Commission) and any registration statements of the Trusts on Form N-14, or any amendments thereto, to be filed with the U.S. Securities and Exchange Commission, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

Signature	Title	Date

/s/Mark E. Carver	President	Oct 20, 2023
Mark E. Carver

POWER OF ATTORNEY

I, Rodrigo Garcia, Trustee of The UBS Funds and SMA Relationship Trust (each a “Trust”), hereby constitute and appoint Mark F. Kemper, Keith A. Weller, Eric Sanders, Jana L. Cresswell, and Jamie M. Gershkow, and each of them singly, my true and lawful attorney, with full power to sign for me, in my name and in my capacity, as Trustee of the Trusts, any amendments to the current registration statements of the Trusts on Form N-1A (as filed with the U.S. Securities and Exchange Commission (“SEC”)) and any registration statements of the Trusts on Form N-14, or any amendments thereto, to be filed with the SEC and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

Signature	Title	Date

/s/ Rodrigo Garcia	Trustee	December 7, 2023
Rodrigo Garcia